UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 14, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Asset Acquisition

On July 15, 2014, Adaptive Medias, Inc., a Nevada corporation (the “Company”), executed a Stock Purchase Agreement (the “Agreement”) with OneScreen, Inc., a Delaware corporation (“OneScreen”), Media Graph, Inc., a Nevada corporation and OneScreen’s spun-off former subsidiary (“Media Graph”), and the shareholders of Media Graph as set forth on Exhibit A thereto (the “Selling Shareholders”), effective June 30, 2014, whereby the Company acquired certain assets of OneScreen, which immediately prior thereto were held by Media Graph, in exchange for 5,000,000 shares of the Company’s Common Stock (the “Acquisition”). On July 15, 2014, the parties to the Agreement executed the First Amendment to the Stock Purchase Agreement (the “Amendment”), which (i) amends the effective date of the Agreement to July 15, 2014, (ii) limits the scope of Section 5.04 of the Agreement to apply only to Restricted Selling Shareholders, as defined in the Amendment, and (iii) adds the Selling Shareholders as a signatory to the Agreement.

The assets acquired pursuant to the Acquisition consist of intellectual property, equipment, selected customer agreements and talent, which will be used to enhance the Company’s end-to-end audience and content monetization platform for display, mobile, and video advertising across all digital channels and environments. This includes video storage and hosting, video encoding, content management, HTML5/Flash video players, and advertising inventory management.

OneScreen shareholders received consideration equal to approximately $16,500,000, which reflects the Company’s estimate of the value of the assets acquired. This estimated value is based on the number of shares issued to OneScreen’s shareholders, the ongoing relationship between the Company and OneScreen, the Company’s expected use of the assets acquired, OneScreen’s operating assets and revenues in relation to valuations of several similar companies, and a 2013 third party valuation of OneScreen.

The Agreement contains customary representations, warranties, covenants and indemnity provisions. 85.12% of the shares issued in connection with the Acquisition, held by a total of five (5) entities controlled by Norman Brodeur, is subject to a Lock-Up and Leak-Out Agreement (the “Lock-Up Agreement”), containing a lock-out term of one year from the date of closing and a leak-out term for one year thereafter.

The shares of Common Stock issued in connection with the Acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

The Acquisition substantially diluted the Common Stock holdings of the Company’s existing shareholders, causing the Selling Shareholders to acquire approximately 47.2% of the Company’s outstanding Common Stock as a direct result of the Acquisition.

WNA Technologies, a company managed by Norman Brodeur, Chief Executive Officer of OneScreen, previously owned approximately 4.43%, of the Company’s Common Stock. Through such investment, Mr. Brodeur developed a relationship with the Company, resulting in the decision to merge the two companies. The Company is not aware of any material relationships between the Company and its affiliates or between OneScreen and its affiliates other than as disclosed herein or in previous filings with the SEC.

Reverse Stock Split

On April 14, 2014, the shareholders of the Company authorized its Board of Directors to effectuate a reverse stock split, in such Board’s discretion (the “Reverse Stock Split”), which was ultimately declared effective by the Board of Directors as of the close of business on July 14, 2014. As a result of the Reverse Stock Split, every thirty (30) issued and outstanding shares of the Company’s Common Stock was changed and converted into one (1) share of Common Stock.

Following the Reverse Stock Split, the Company continues to have 300,000,000 shares of Common Stock authorized for issuance, but the number of outstanding shares of the Company’s Common Stock was reduced from 184,316,319 shares to approximately 6,100,000 shares. Prior to the OneScreen transactions set forth above, the Company had approximately 294,000,000 authorized but unissued shares of Common Stock available for issuance from time to time as deemed advisable by the Board of Directors for various purposes including, but not limited to, the issuance of Common Stock in connection with the exercise of outstanding warrants or other convertible or derivative securities that have been or may be issued by the Company, the issuance of Common Stock in financing or acquisition transactions, and the issuance of Common Stock to consultants, contractors or employees. The Board of Directors may authorize the issuance of Common Stock for these transactions without the necessity, and related costs and delays, of either calling a special shareholders’ meeting or waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital.

The Company’s Common Stock will be traded under the new CUSIP number 00652J 208. It will trade under the symbol “ADTMD” for 20 business days following the effective date of the Reverse Stock Split, after which time the Company will resume trading on the OTCQB Market under the symbol “ADTM”. All stockholders holding physical stock certificates were required to surrender their old stock certificates in exchange for new stock certificates. Options to purchase the Company’s Common Stock have been adjusted in accordance with their terms to reflect the Reverse Stock Split.

The foregoing text of this Item is qualified in its entirety by the Agreement, attached hereto as Exhibit 10.1, the Amendment, attached hereto as Exhibit 10.2, and the Lock-Up Agreement, attached hereto as Exhibit 10.3, the terms of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The Company intends to file financial statements of OneScreen, in addition to pro forma financial information, in an amendment to this Current Report on Form 8-K.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Stock Purchase Agreement, executed July 15, 2014.

10.2 First Amendment to Stock Purchase Agreement, dated July 15, 2014.

10.3 Lock-Up and Leak-Out Agreement, executed July 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer